As Filed with the Securities and Exchange Commission on August 10, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2007 (August 6, 2007)

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Change-of-Control Employment Security Agreement.

On August 6, 2007, the Board of Directors of Monsanto Company amended the form of Change-of-Control Employment Security Agreement (“COC Agreement”) for key management employees. The amendments to the form of COC Agreement include:

•	reducing the change-of-control protection period from three years to two years;
•

using the executive’s average annual bonus for the last three full fiscal years prior to a change of control (“average bonus”), rather than the greater of target or average annual bonus, for calculating the lump sum cash severance and the pro-rata bonus in the year of termination;

•

deleting provisions that require, during the change-of-control protection period, fringe benefits, offices and support staff to be at the pre-change-of-control levels, and trigger “good reason” if they are not;

•	revising the definition of change-of-control to cover mergers and other business combinations with non-corporate entities;
•

revising certain other provisions so that the COC Agreements meet the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder, including changes to the good reason definition; and

•	reinstating an evergreen term for the COC Agreements, with automatic renewal by one year on each August 31, unless the company gives notice of non-renewal by the preceding July 1.

A copy of the amended form of Change-of-Control Employment Security Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2008 Annual Incentive Plan.

On August 6, 2007, Monsanto Company’s People and Compensation Committee (the “Committee”) approved the Monsanto Company Fiscal Year 2008 Annual Incentive Plan (the “2008 Plan”). The 2008 Plan covers the performance period September 1, 2007 through August 31, 2008. Eligibility includes regular employees who do not participate in a local sales or manufacturing annual incentive plan. The 2008 Plan excludes from eligibility all employees employed in the U.S. who are members of a collective bargaining unit with whom incentive compensation was the subject of good faith bargaining.

Funding of the 2008 Plan is determined by the Company’s attainment of certain financial goals related to sales growth (10% weighting), earnings per share (50% weighting) and cash flow (40% weighting) and the determination by the Committee that such attainment satisfies certain subjective performance criteria as determined by the Committee. Various performance levels are approved by the Committee with a payout level (as a percentage of target annual incentive opportunity) associated with each level of performance as follows: (i) threshold, 35%, (ii) target, 100%, and (iii) outstanding, 200%.

The incentive pool will be funded at no less than 20% of budget level funding in the event the Company pays dividends with respect to each of its financial quarters ending during the performance period. In the event the Company pays dividends with respect to each quarter, but does not attain the threshold level of performance with respect to the earnings per share goal, the incentive pool may not fund at greater than 20% of the target level of funding. One or more of the financial goals may be funded at above the outstanding level, provided the overall incentive pool would be capped at 200% of target level unless the

Committee determines in its discretion to fund above 200%. Regardless of the attainment of any one or more of the 2008 Plan’s financial goals, the Committee, in its sole discretion, shall determine whether the incentive pool should be funded and the amount of such funding, if any.

A summary of the 2008 Plan is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Terms and Conditions of Option Grants and Restricted Stock Unit Grants.

On August 6, 2007, Monsanto Company’s People and Compensation Committee (the “Committee”) adopted terms and conditions of option grants and restricted stock unit grants under the Monsanto Company Long-Term Incentive Plan and the Monsanto Company 2005 Long-Term Incentive Plan. The terms and conditions are substantially the same as those previously filed under the Monsanto Company Long-Term Incentive Plan except the terms and conditions for restricted stock unit grants were amended to change the timing of distributions to reflect the provisions of Internal Revenue Code Section 409A, and the regulations promulgated thereunder, and dividend equivalents on the units were changed to be paid on the number of shares that vest upon vesting, rather than quarterly during the vesting period on the number of units granted.

Copies of the terms and conditions of option grants and restricted stock unit grants are included as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Option Grants. Options are non-qualified options that are not intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Options vest in annual increments of one-third; however, no options may vest before they have been held at least one year. Options expire on the tenth anniversary of the grant date. If a participant terminates service after the first anniversary date of the grant date, the options vest (or forfeit) and remain exercisable as follows.

Retirement. If a participants terminates services as a result of retirement after the first anniversary of the grant date, the option becomes fully vested and remains exercisable until the earlier of the fifth anniversary of the date of the termination of service or the tenth anniversary of the grant date, and then forfeits to the extent not exercised. “Retirement” means a termination of service for any reason other than a termination for cause on or after a participant’s 50th birthday.

Death or Disability. If a participant terminates service as a result of death or disability after the first anniversary of the grant date, the option becomes fully vested and remains exercisable until the earlier of the first anniversary of the date of termination of service or the tenth anniversary of the grant date, and then forfeits to the extent not exercised.

Termination for Cause. If a participant is terminated for cause, the option, whether vested or not, is immediately forfeited.

Voluntary Termination. If a participant voluntary terminates service, then, to the extent the option is vested on the date such termination of service, it remains exercisable until the earlier of the 90th day after the date of termination of service or the tenth anniversary of the grant date, and then forfeits to the extent not exercised. Any portion of the option that is not vested on the date of a voluntary termination of service forfeits upon termination of service.

Involuntary Termination Other Than for Cause. If a participant experience an involuntary termination of service, other than a termination for cause, after the first anniversary of the grant date, the option becomes fully vested and remains exercisable until the earlier of the first anniversary of the date of the termination of service or the tenth anniversary of the grant date, and then forfeits to the extent not exercised.

Restricted Stock Unit Grants. Vesting of restricted stock units are subject to:

•

the Company’s attainment of specified performance criteria relating to cumulative earnings per share (1/3 weighting), cash flow (1/3 weighting) and return on capital (1/3 weighting) goals during the designated performance period (for fiscal year 2008 grants, the September 1, 2007 - August 31, 2009 performance period), and

•	the executive’s continued employment during the designated service period (for fiscal year 2008 grants, September 1, 2007 – August 31, 2010) or
•	vesting upon a change in control of the Company.

After the end of the two-year performance period, the Committee determines performance against the goal the Committee established for purposes of Code Section 162(m) prior to the start of the performance period. If the Code Section 162(m) performance goal is not met, all units are forfeited. If the Code Section 162(m) performance goal is met, the Committee considers a corresponding portion of the units initially awarded to each executive, from zero to 200%, as eligible for vesting based on the Company’s attainment of the specified performance criteria during the performance period and the executive’s employment during the service period. Any available restricted stock units vest and are delivered in shares of Company stock if the executive meets the additional one-year service requirement. The executive may elect to defer payment to a later time. Dividend equivalents are paid on the number of shares that vest upon vesting.

If a participant incurs a termination of service before the end of the performance period as a result of a termination without cause or the participant’s retirement, disability or death, then effective as of last day of the performance period, a pro rated number of units vest. If a participant incurs a termination of service after the end of the performance period, but before the end of the service period, as a result of a termination without cause or the participant’s retirement, disability or death, effective as last day of the performance period, a number of units vest equal to the number of units (if any) that become eligible for vesting described in the prior paragraph. If a participant’s employment terminates before the end of the service period for any other reason, all units are forfeited as of the date of the termination.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following documents are filed as exhibits to this report:

Exhibit 10.1	Form of Change-of-Control Employment Security Agreement, as approved by the Board of Directors on August 6, 2007.

Exhibit 10.2	Fiscal Year 2008 Annual Incentive Plan Summary, as approved by the People and Compensation Committee of the Board of Directors on August 6, 2007.

Exhibit 10.3

Form of Terms and Conditions of Option Grant Under the Monsanto Company Long-Term Incentive Plan and the Monsanto Company 2005 Long-Term Incentive Plan, as approved by the People and Compensation Committee of the Board of Directors on August 6, 2007.

Exhibit 10.4

Form of Terms and Conditions of Restricted Stock Unit Grant Under the Monsanto Company Long-Term Incentive Plan and the Monsanto Company 2005 Long-Term Incentive Plan, as approved by the People and Compensation Committee of the Board of Directors on August 6, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2007

MONSANTO COMPANY

By:         /s/ Christopher A. Martin

Name: Christopher A. Martin

Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 10.1	Form of Change-of-Control Employment Security Agreement, as approved by the Board of Directors on August 6, 2007.

Exhibit 10.2	Fiscal Year 2008 Annual Incentive Plan Summary, as approved by the People and Compensation Committee of the Board of Directors on August 6, 2007.

Exhibit 10.3

Form of Terms and Conditions of Option Grant Under the Monsanto Company Long-Term Incentive Plan and the Monsanto Company 2005 Long-Term Incentive Plan, as approved by the People and Compensation Committee of the Board of Directors on August 6, 2007.

Exhibit 10.4

Form of Terms and Conditions of Restricted Stock Unit Grant Under the Monsanto Company Long-Term Incentive Plan and the Monsanto Company 2005 Long-Term Incentive Plan, as approved by the People and Compensation Committee of the Board of Directors on August 6, 2007.